UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2011

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California         93117
(Address of principal executive offices)   (Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its 2011 annual meeting of shareholders (“Meeting”) on May 26, 2011.  There were issued and outstanding and entitled to vote at the Annual Meeting 5,980,981 shares of common stock.  There were present in person or by proxy, holders of record of shares of common stock representing 5,317,558 shares.  The matters set forth below were voted upon:

Proposal No. 1 – Election of Directors

The election of eight nominees for the Board of Directors who will serve for a one-year term was voted on by the stockholders.  The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	Votes For	Votes Withheld	Non Votes

Robert H. Bartlein	3,589,042	88,485	1,640,031
Jean W. Blois	3,590,413	87,114	1,640,031
John D. Illgen	3,597,752	79,775	1,640,031
Lynda J. Nahra	3,592,164	85,363	1,640,031
William R. Peeples	3,481,174	196,353	1,640,031
James R. Sims, Jr.	3,606,099	71,428	1,640,031
Kirk B. Stovesand	3,603,387	74,140	1,640,031
C. Richard Whiston	3,634,305	43,222	1,640,031

Proposal No. 2 – Approval To Amend the Articles Of Incorporation to Increase the Authorized Number of Shares Of Common Stock From 10,000,000 Shares to 20,000,000 Shares

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain
4,948,084	330,512	38,962

Proposal No. 3 – A Non-Binding Resolution To Approve The Compensation Of The Named Executive Officers

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain	Non Votes
3,358,053	150,043	169,431	1,640,031

Proposal No. 4 - Ratification Of The Company’s Independent Auditors.

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain
5,266,233	21,820	29,505

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2011	COMMUNITY WEST BANCSHARES

By:	/s/Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer